SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549

                        FORM 8-K
                    CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d)
          OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      January 3, 1998
(Date of earliest event reported)  (November 7, 1997)

              CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Massachusetts                     0-13627       04-2731202
(State or other jurisdiction (Commission (IRS Employer
 of incorporation)          File Number) Identification No.

360 Second Ave., Waltham, Massachusetts         02154
(Address of principal executive offices)          (Zip Code)

                        (978) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)


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Item 5.  Other Events

On November 7, 1997 the Registrant entered into a Revolving and Term Loan Agreement (the "Loan Agreement") with Fleet National Bank ("Fleet Bank"), Boston, Massachusetts, for a $15.0 million revolving line of credit and a $10.0 million term loan facility.
 The Loan Agreement replaces the Registrant's prior $5.0 million revolving line of credit with Fleet Bank.

Maximum amounts available under the revolving line of credit are limited to a borrowing base of 75% of the Registrant's eligible accounts receivable and may be utilized for working capital and to fund standby letters of credit. Loans under the term loan facility may be utilized to finance or refinance up to 75% of the purchase price of equipment purchased by the Registrant and to finance, in the aggregate amount of up to $5.0 million unless otherwise consented to by Fleet Bank, establishment of new business locations, acquisitions of other companies or businesses, or for permanent working capital.

Advances made under the revolving credit line and the term loan facility will bear interest, at the Registrant's option, at the prime rate or the London Interbank Offer Rate (LIBOR), plus in each case a margin percentage which will fluctuate based upon the Registrant's ratio of Funded Debt (consolidated indebtedness for borrowed money) to EBITDA (consolidated earnings before interest, taxes, depreciation and amortization) and the Registrant's ratio of Senior Debt (consolidated indebtedness which is not subordinated debt) to Tangible Capital Base (consolidated tangible net worth plus subordinated debt). In addition, loans made under the term loan facility may, at the Registrant's option, bear interest at a cost of funds rate to be determined by Fleet Bank.

As security for all loans made under the Loan Agreement, the Registrant has granted Fleet Bank a security interest and lien in all of the Registrant's existing or future tangible and intangible personal property and fixtures.

The Loan Agreement contains a number of covenants including, among others, covenants limiting the Registrant's ability to incur debt, create liens, issue guarantees, make investments, engage in transactions with affiliates, to sell or otherwise dispose of its assets, and engage in mergers and certain acquisitions. In addition, the Loan Agreement contains affirmative covenants including, among others, covenants requiring maintenance of corporate existence and insurance, payment of taxes and delivery of financial and other information.



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The Loan Agreement also requires the Registrant to comply with certain financial tests and to maintain certain financial ratios including, but not limited to, Senior Debt to Tangible Capital Base, Funded Debt to EBITDA, and a Debt Service Coverage Ratio ( EBITDA less unfinanced capital expenditures, dividends and cash taxes paid divided by the sum of interest expense and the aggregate amount paid in respect of long term indebtedness).

Failure to satisfy any of the financial covenants would constitute an event of default under Loan Agreement notwithstanding the Registrant's ability to meet its debt service obligations. The Loan Agreement also includes other customary events of default including, without limitation, a cross-default to other indebtedness, certain undischarged judgments and bankruptcy and insolvency.

In December, 1997, the Registrant terminated its agency agreement with Bell Atlantic Corporation (as the successor to the NYNEX "), and in January 1998 began operating as a competitive local exchange carrier ("CLEC") under Resale Service Agreements with Bell Atlantic covering Massachusetts, Maine, New Hampshire and Rhode Island. An additional agreement, covering the state of Vermont, is awaiting approval by the Vermont Public Service Board. The Registrant also commenced operations as a CLEC in New York pursuant to tariffed rates and conditions. Pursuant to the agreements and the New York tariff, the Registrant purchases local exchange services at discounted rates for resale primarily to business customers. Services offered for resale include all of the retail telecommunications products and services offered by Bell Atlantic, such as local exchange calling and attendant features, including call waiting, call forwarding, caller ID and three-way calling. The rates for these services are filed with the public utilities commission of each respective state.

In December, 1997, the Registrant filed a Complaint and Jury Demand ("Complaint") against Bell Atlantic Corporation ("Bell Atlantic") in the United States District Court for the District of Maine, Southern Division (Civil Action No. 97-CV-395-P-H).

The Complaint alleges four separate counts against Bell Atlantic, as follows:

1. Breach of Contract. The complaint alleges that Bell Atlantic (as successor to the NYNEX Company) has breached the Agreement for Sale of Services and Account Management effective as of February 1, 1996 between NYNEX and the Registrant (the "Agency Agreement") pursuant to which the Breach of Contract. The complaint alleges that Bell Atlantic Registrant sold intraLATA (local) telecommunications services on behalf of NYNEX in New


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York and the New England states.  Specifically, the Complaint alleges that Bell Atlantic has (i) failed to pay the Registrant in excess of $14.0 million in commissions due under the Agency Agreement; (ii) failed to act "equitably" and "in good faith" toward the Registrant in light of changes to the market engendered by the Telecommunications Act of 1996 (the "1996 Act"); and (iii) unilaterally implemented a plan to eliminate commissions owed to the Registrant pursuant to a certain class of customers known as Account Management Program or AMP customers. In addition, the Complaint alleges that Bell Atlantic has constructively eliminated the Registrant as a "third party marketing sales channel" and is thereby responsible to pay a "separation payment based on 50% of the Registrant's earned compensation during the 12 months preceding termination of the Agency Agreement."

2. Monopolization and Attempted Monopolization. The Complaint alleges that Bell Atlantic has monopoly power in the relevant market or markets of intraLATA telecommunications services in New England and New York and has willfully maintained this power, specifically intended to exclude competitors and competition and has injured competitors and competition by (i) withholding payment of the $14.0 million owed to the Registrant under the Agency Agreement; (ii) threatening to sue the Registrant if it becomes a reseller and sells to particular classes of customers,
(iii) refusing to sell voice mail at wholesale prices to resellers, including the Registrant, throughout New England although it provides these services on a retail basis in New England, and on a wholesale basis in New York, (iv) refusing to sell at wholesale prices FCC tariffed data services to resellers, including the Registrant, (v) refusing to sell intraLATA telecommunications services at wholesale prices to resellers, including the Registrant, who seek to sell these services to existing Bell Atlantic customers unless the customer agrees to pay unreasonable termination fees; and (vi) otherwise imposing unreasonable barriers, conditions and restrictions on the resale of intraLATA telecommunications services.

3. Illegal Tying Arrangement. The Complaint alleges that Bell Atlantic has entered into illegal tying arrangements in New England whereby it has refused to provide and/or sell its brand of voice mail service (the "Tying Product") unless customers purchase or continue to purchase its brand of Centrex service (the "Tied Product") from Bell Atlantic in violation of Section 1 of the Sherman Antitrust Act, 15 USC Sec. 1. The Complaint further alleges that Bell Atlantic's tying arrangement has resulted in an unreasonable restriction of competition which cannot be justified by a legitimate business purpose and has precluded the Registrant from competing with Bell Atlantic in the "tied product market.


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4. Violation of the Telecommunications Act.  The Complaint
alleges that, by virtue of the actions complained of in the first three counts of the Complaint, Bell Atlantic has violated its statutory duty under Section 251 of the 1996 Act not to prohibit, or impose unreasonable or discriminatory conditions or limitations on, the resale of its telecommunications services by new reseller competitors such as the Registrant.

The Complaint seeks monetary damages in an amount in excess of $75,000 on each of the four counts, and treble damages under the count alleging violation of Section 1 of the Sherman Act. In addition, the Complaint requests injunctive relief restraining Bell Atlantic from any further anti-competitive acts.

Bell Atlantic has moved the Maine Federal District Court for an order transferring the action to the United States District Court for the Southern District of New York or, in the alternative, staying the action pending determination of its application in the District Court in New York to compel arbitration of the dispute (see below for a description of the New York District Court action). The Registrant has opposed this motion.

Following institution of the Maine Federal District Court action by the Registrant, Bell Atlantic instituted an action against the Registrant in the United States District Court for the Southern District of New York (98 CIV 0048) setting forth two causes of action against the Registrant. In the first cause of action, Bell Atlantic denies that it has breached the Agency Agreement, alleges that the Registrant has breached its obligations under the Agency Agreement and requests an order (i) compelling the Registrant to arbitrate its dispute with Bell Atlantic pursuant to the Agency Agreement and (ii) enjoining the Registrant from proceeding with the above described litigation against Bell Atlantic in the United States District Court in Maine.

The second cause of action alleges that the Registrant has engaged in certain activities in violation of its post-termination non-competition, trademark usage and confidentiality obligations under the Agency Agreement, and its fiduciary duty to Bell Atlantic, and intends to continue to do so. Bell Atlantic seeks an order for injunctive relief requiring the Registrant to cease and desist from engaging in the alleged actions set forth in the second cause of action.

In January, 1998 Bell Atlantic filed a motion for a temporary restraining order and preliminary injunction seeking to prohibit the Registrant from continuing the alleged violations of the non-competition, trademark usage and confidentiality provisions of the Agency Agreement, and seeking an order compelling arbitration




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of the entire dispute.  After the close of business on January
30, 1997, the Court issued an order denying the motion seeking to compel arbitration and granting the motion for a temporary restraining order. Specifically, the order temporarily enjoined the Registrant, for a period of 12 months from December 30, 1997, from selling or promoting the sale of any non-Bell Atlantic IntraLATA telecommunications products, including IntraLATA products purchased wholesale from Bell Atlantic for resale to the Registrant's customers, to any Bell Atlantic customer for whom the Registrant was responsible for account management or to whom the Registrant sold any such Bell Atlantic service during the 12 months preceding December 30, 1997. The order also temporarily enjoined the Registrant from any use of Bell Atlantic's trademarks and trade name in promotional, advertising or marketing material without Bell Atlantic's written permission and from any use of certain Bell Atlantic confidential information disclosed to the Registrant in its capacity as Bell Atlantic's sales agent.

The Registrant intends to vigorously contest the action.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CTC COMMUNICATIONS CORP.
                              (Registrant)

                            By: /s/ John D. Pittenger
                                    John D. Pittenger
                               Vice President-Finance

February 3, 1998